Exhibit 1.1

SPARK NETWORKS, INC.

4,050,870 Shares of Common Stock

Underwriting Agreement

November 20, 2013

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, California 94104

As Representatives of the several

Underwriters listed in Schedule I hereto

Ladies and Gentlemen:

Spark Networks, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule II hereto (the “Selling Stockholders”), confirm their respective agreements with you, as representatives (the “Representatives”) of the several Underwriters listed in Schedule I hereto (the “Underwriters”), with respect to the sale by the Selling Stockholders, acting severally and not jointly, of an aggregate of 4,050,870 shares (the “Firm Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of the Company, with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in the column “Total Number of Firm Shares to be Sold” in Schedule II hereto. In addition, at the option of the Underwriters, the Selling Stockholders propose to sell, subject to the terms and conditions stated herein, to the Underwriters up to an additional 607,630 shares of Common Stock (collectively, the “Optional Shares”) with each of the Selling Stockholders selling the number of shares set forth opposite such Selling Stockholder’s name in the column “Number of Optional Shares to be Sold if Maximum Option Exercised” in Schedule II hereto (or their respective pro rata portions thereof if the Underwriters exercise their right to purchase Optional Shares as to fewer than all of the Optional Shares). The Firm Shares and the Optional Shares are herein referred to as the “Shares”.

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-187141), including a base prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus (including any prelimi-

nary prospectus supplement) filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, in each case relating to the Shares; and the term “Prospectus” means the final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

For purposes of this Agreement, all references to the Registration Statement, any 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Exchange Act incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

“Applicable Time” means 1:00 A.M., Chicago time, on November 20, 2013, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule III hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

2. Purchase of the Shares by the Underwriters.

(a) The Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties herein contained and subject to the terms and conditions herein set forth, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $5.70 the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

(b) The Optional Shares. In addition, in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Shares as provided below, the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, to purchase from the Selling Stockholders at the Purchase Price, that portion of the number of Optional Shares as to which such option shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company and the Selling Stockholders setting forth the number of Optional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Optional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Optional Shares then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment. Payment of the purchase price for, and delivery of, the Firm Shares shall be made at 9:00 A.M. (Chicago time) on the third (fourth, if the pricing occurs after 3:30 P.M. (Chicago time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Optional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Optional Shares shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Stockholders. In each case, payment shall be made by wire transfer of Federal (same-day) or other immediately available funds to the bank accounts specified by the Selling Stockholders against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Firm Shares and the Optional Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The documents to be delivered at the Closing Time and at each Date of Delivery by or on behalf of the parties hereto, including the cross receipt for the Shares and any additional documents requested by the Underwriters, will be delivered at the offices of Goodwin Procter LLP, The New York Times Building, 620 8th Avenue, New York, NY 10018 or at such other place and in such manner as shall be agreed upon by the Representatives and the Company, and the Shares will be delivered at the office of DTC or its designated custodian, all at such Closing Time or Date of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the Business Day preceding such Closing Time or Date of Delivery.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery that:

(a) Registration Statement and Prospectus. The Registration Statement is a shelf registration statement on Form S-3 for an offering made pursuant to Rule 415(a)(1)(i) and 415(a)(1)(x) of the Securities Act and the Shares have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the Securities Act. Each Preliminary Prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The reports incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (collectively, the “Underwriter Information”) or in reliance upon and in conformity with the Selling Stockholder Information (as defined in section 4(f) below).

(c) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(e) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(f) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except where and to the extent noted therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except where and to the extent noted therein and, with respect to unaudited financial statements, which are subject to normal year-end adjustments and do not contain footnotes as permitted by the applicable rules of the Commission. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act.

(g) No Material Adverse Change. Except as disclosed therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries (other than those in the ordinary course of business and that are not, individually or in the aggregate, material to the Company or its subsidiaries, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i) Good Standing of Subsidiaries. Each of the subsidiaries of the Company listed on Schedule V hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing and in good standing (to the extent such concept exists) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable (except in the case of any foreign subsidiary or for directors’ qualifying shares) and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock (or other ownership interests) of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2012.

(j) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms as to legal matters in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) [Reserved.]

(n) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act, other than those rights that have been waived.

(o) Absence of Violations. Neither the Company nor any of its Subsidiaries is (A) in violation of its respective charter, by-laws or similar organizational document, (B) in default in the performance or observance of any existing obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or in-

strument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(q) No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(r) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened in writing, against or affecting the Company or any of its Subsidiaries, which reasonably would be expected to result in a Material Adverse Effect, or which reasonably would be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(s) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required by the Securities Act.

(t) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title (in fee simple) to all real property owned by them and good title to all other properties owned by them that are material to the Company, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus; (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries or (C) would not reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(u) Title to Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate and sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them in all material respects, and to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any Intellectual Property rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would, or would reasonably be expected to, be material to the Company and its Subsidiaries, considered together as one enterprise. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others relating to the Intellectual Property that, singly or in the aggregate, would, or would reasonably be expected to, be material to the Company and its Subsidiaries, considered together as one enterprise.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by Item 404 of Regulation S-K to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(w) Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(x) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be taken and as to which adequate reserves have been provided in accordance with GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2012 have been settled and no assessment in connection therewith has been made against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, that are immaterial or as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with GAAP. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any material assessments or re-assessments for additional income tax for any years not finally determined or closed by the applicable statute of limitations, except to the extent any inadequacy would not reasonably be expected to result in a Material Adverse Effect.

(y) Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses, which, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(z) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case would reasonably be expected to result in a Material Adverse Effect.

(aa) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its Subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); and (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its Subsidiaries.

(cc) Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act); a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(dd) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as the Company reasonably believes are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. In the prior 12 months, neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) Money Laundering Laws. To the Company’s knowledge, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened in writing.

(hh) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii) No Restrictions on Subsidiaries. Except as provided in the Company’s Credit Agreement, as amended, dated February 14, 2008 with Bank of America, N.A., no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(jj) [Reserved.]

(kk) No Stabilization. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(ll) [Reserved.]

(mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(oo) Off-Balance Sheet Arrangements. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(pp) Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, each of the Company’s directors or officers, in their capacities as such, has complied with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery that:

(a) Required Consents; Authority. Except as may be required under any state securities or Blue Sky laws or the rules of FINRA, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of (i) and (iii) as would not materially adversely affect the validity of the Shares or materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(c) Title to Shares. Such Selling Stockholder has good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold at the Closing Date or the relevant Date of Delivery, as the case may be, by such Selling Stockholder hereunder on such date, free and clear of all adverse claims (within the meaning of Section 8-102(a) of the UCC); and, assuming that each Underwriter acquires its interest in the Shares without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has acquired such Shares by making payment therefor as provided in this Agreement, and that has had such Shares credited to the securities accounts of such Underwriter maintained with The Depository Trust Company (“DTC”) or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-502 of the UCC) with respect to such Shares, and no action based on an adverse claim (within the meaning of Section 8-102(a) of the UCC) may be asserted against any such Underwriter with respect to such security entitlement.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or which is otherwise prohibited by Regulation M under the Exchange Act.

(e) Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule IV hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(f) Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein (it being understood and agreed that the only such information furnished to the Company by the Selling Stockholder specifically for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto appears in the table (and corresponding footnotes) under the heading “Selling Stockholder” (excluding percentages) (the “Selling Stockholder Information”)), such Preliminary Prospectus, General Disclosure Package and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(g) Material Information. As of the date hereof, as of the Closing Date and as of any relevant Date of Delivery, as the case may be, the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b), will comply with the requirements of Rule 430B, and will notify the Representatives as soon as reasonably practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement in connection with the sale of the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 under the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object in writing. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Appli-

cable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) [Reserved.]

(h) [Reserved.]

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii)

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) the filing of any Registration Statement on Form S-8 (or any successor form) and (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the Representatives may extend, by written notice to the Company, the restrictions imposed in this clause (i) until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule IV hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Company’s securities.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Shares or such other securities which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than the Shares to be sold by such Selling Stockholder hereunder. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the pledge of shares of Common Stock, or (F) the sale and transfer at any time of shares of Common Stock pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of Common Stock of the Company; provided that it shall be a condition to the establishment of any such plan that no sales of Common Stock shall be made pursuant to such plan prior to the expiration of the restricted period described in this Section 6(a). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 6(a) until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7. Payment of Expenses.

(a) Expenses. The Selling Stockholders will pay or cause to be paid all out-of-pocket fees, disbursements and expenses of the Company incident to the Company’s performance of its obligations under this Agreement, which fees, disbursements and expenses shall not exceed $200,000 in the aggregate, including (i) the fees and disbursements of the Company’s counsel, accountants and other advisors, (ii) the qualification of the Shares under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees, (iii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iv) the fees and expenses of the Company’s transfer agent and registrar for the Shares, (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of officers of the Company and any such consultants in connection with the road show and (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, which fees shall not exceed $5,000. It is understood, however, that except as provided in this Section 7 and Section 9, the Underwriters and the Selling Stockholders will pay all of their respective costs and expenses, including, without limitation, fees and disbursements of their counsel, transfer taxes payable on the sale of the Shares by them, and with respect to the Underwriters, any advertising expenses created, and travel and lodging expenses incurred, by each Underwriter in connection with the offer and sale of the Shares; and provided, further that the Underwriters shall obtain the Selling Stockholders’ prior written consent before paying any expenses on behalf of the Company or the Selling Stockholders.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 8 (other than Sections 8(f), (g), (k) and (o)) or Section 11(a)(ii) hereof, the Selling Stockholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Optional Shares on the relevant Date of Delivery, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company and each of the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its Subsidiaries or of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B information that was omitted from the Registration Statement at the time it become effective but that is deemed to be a part of the Registration Statement pursuant to Rule 430B shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B).

(b) No Material Adverse Effect; Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any change resulting in a Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct in the case of representations and warranties which are qualified to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, (iii) the Company has complied with all agreements and satisfied all conditions herein on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(c) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(d) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than four business days prior to the Closing Time.

(e) Opinion and 10b-5 Statement of Counsel for the Company. K&L Gates LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and negative assurance statement, dated the Closing Date or any relevant Date of Delivery, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion of Counsel for the Selling Stockholders. Edwards Wildman Palmer LLP, counsel for the Selling Stockholders, shall have furnished to the Representatives, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the relevant Date of Delivery, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or any relevant Date of Delivery, as the case may be, an opinion and negative assurance statement of Goodwin Procter LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any relevant Date of Delivery, as the case may be, prevent the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the relevant Date of Delivery, as the case may be, prevent the sale of the Shares by the Selling Stockholders.

(i) Good Standing. The Representatives shall have received on and as of the Closing Date or each relevant Date of Delivery, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and a good standing as a foreign corporation in the State of California, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. At the Closing Time, the Shares shall have been approved for listing on the NYSE MKT (the “Exchange”).

(k) No Objection. FINRA shall have not raised any unresolved objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement (each, a “Lock-Up Agreement”) substantially in the form of Exhibit A hereto signed by the persons listed on Exhibit B hereto. If (i) any person subject to a Lock-Up Agreement notifies the Company that such person will establish a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act during the 90-day restriction period under such Lock-Up Agreement and (ii) the Company discloses the establishment of such plan with a public filing, report or other public notice, then such public filing, report or other public notice shall disclose that securities under such plan may not be sold or otherwise transferred in manner prohibited by such Lock-Up Agreement until the 90-day restriction period (as may be extended pursuant to such Lock-Up Agreement) has expired.

(m) Secretary’s Certificate. The Company shall have furnished to the Underwriters a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(n) Selling Stockholder Certificate. The Selling Stockholders shall have furnished or caused to be furnished to the Underwriters at the closing Time and on each Date of Delivery certificates of the Selling Stockholders substantially in the form attached hereto as Annex A.

(o) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Optional Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 9, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based on any untrue statement or alleged untrue statement of a material fact included in or incorporated by reference in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) though (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally and not jointly in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Selling Stockholder Information. The liability of each Selling Stockholder pursuant to this Section 9(b) shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder (with respect to each Selling Stockholder, such amount being referred to herein as such Selling Stockholder’s “Net Proceeds”).

(c) Indemnification of the Company and the Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the indemnified parties shall be selected by the Representatives and be reasonably acceptable to the Company, provided that the Company shall be entitled to participate in any action set forth in Section 9(a) above and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Representatives provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the Company to the Representatives of its election so to assume the defense thereof and approval by the

Representatives of counsel, the Company shall not be liable to such indemnified parties under this section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified parties, in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. In the case of parties indemnified pursuant to Section 9(c) above, counsel to the indemnified parties shall be selected by the Company and be reasonably acceptable to the Representatives. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Except as set forth above, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 9 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders from the sale of the Shares, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholders with respect to the Selling Stockholder Information, or by the Underwriters with respect to the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9(e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (y) no Selling Stockholder shall be required to contribute any amount in excess of an the amount equal to such Selling Stockholder’s Net Proceeds.

(f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9(f) are several in proportion to their respective purchase obligations hereunder and not joint. The Selling Stockholders’ obligations to contribute pursuant to this Section 9(f) are several in proportion to their respective Net Proceeds and not joint.

For purposes of this Section 9(f), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Shares.

11. Termination.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or devel-

opment involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE MKT, (iii) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof, and provided further that Sections 9, 15, 16 and 17 shall survive such termination and remain in full force and effect.

12. Defaulting Underwriter.

(a) If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Selling Stockholders to sell, the Optional Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 12 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Optional Shares, as the case may be, either the (i) Representatives, (ii) the Company or (iii_ the Selling Stockholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

13. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between each of (i) the Selling Stockholders, (ii) the Company and (iii) the several Underwriters, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholder, or any of their Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Company or the Selling Stockholders with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Selling Stockholders or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and each of the Company and the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of page is blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, SPARK NETWORKS, INC.

By:	/s/ Joshua Kreinberg
Title:	General Counsel

Signature Page

GREAT HILL INVESTORS, LLC

By:	/s/ Christopher S. Gaffney
Title:	Manager

GREAT HILL EQUITY PARTNERS II LIMITED PARTNERSHIP

By: GREAT HILL PARTNERS GP II, LLC, its General Partner

By:	/s/ Christopher S. Gaffney
Title:	Manager

GREAT HILL AFFILIATE PARTNERS II, L.P.

By: GREAT HILL PARTNERS GP II, LLC, its General Partner

By:	/s/ Christopher S. Gaffney
Title:	Manager

GREAT HILL EQUITY PARTNERS III, L.P.

By: GREAT HILL PARTNERS GP III, L.P., its General Partner

By: GHP III, LLC, its General Partner

By:	/s/ Christopher S. Gaffney
Title:	Manager

Signature Page

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the date first

above written on behalf of themselves and the other

several Underwriters named in Schedule I hereto

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Arthur J. Simon
Name: Arthur J. Simon
Title: Partner and General Counsel

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Seth Rubin
Name: Seth Rubin
Title: Managing Director

Signature Page

Schedule I

Underwriter	Total Number of Firm Shares To Be Purchased	Number of Optional Shares To Be Purchased if Maximum Option Exercised
William Blair & Company, L.L.C.	1,620,348	243,052

Stifel, Nicolaus & Company, Incorporated	1,620,348	243,052

Canaccord Genuity Inc.	810,174	121,526

Total	4,050,870	607,630

Schedule I

Schedule II

	Total Number of Firm Shares To Be Sold:	Number of Optional Shares To Be Sold if Maximum Option Exercised:

The Selling Stockholders:

Great Hill Investors, LLC	36,215	5,433

Great Hill Equity Partners II Limited Partnership	2,547,552	382,132

Great Hill Affiliate Partners II, L.P.	97,057	14,558

Great Hill Equity Partners III, L.P.	1,370,046	205,507

Total	4,050,870	607,630

Schedule II

Schedule III

Pricing Information

Number of Firm Shares to be Sold by Selling Stockholders: 4,050,870

Public Offering Price: $6.00

Underwriting Discounts & Commissions: 5%

Number of Optional Shares to be Sold by Selling Stockholders: 607,630

Schedule III

Schedule IV

Issuer General Use Free Writing Prospectuses

None.

Schedule IV

Schedule V

Subsidiaries of the Company

Spark Networks Limited

LOV USA, LLC

Spark Networks USA, LLC

Spark Networks (Israel) Limited

HurryDate, LLC

MingleMatch, Inc.

Kizmeet, Inc.

SN Events, Inc.

SN Holdco, LLC

Schedule V

Exhibit A

FORM OF LOCK-UP AGREEMENT

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, California 94104

As Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re: Proposed Public Offering — Spark Networks, Inc.

Dear Sirs:

The undersigned, a securityholder of Spark Networks, Inc., a Delaware corporation (the “Company”), understands that William Blair & Company, L.L.C. (“William Blair”) and Stifel Nicolaus & Company, Incorporated (“Stifel”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the selling stockholders named therein (the “Selling Stockholders”) providing for the public offering of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (the “Underwriters”) that, during a period commencing on the date hereof and ending on the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers:

Exhibit A

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may (a) pledge shares of Common Stock, (b) transfer shares of Common Stock or any security convertible into Common Stock by will or intestate succession and (c) sell shares of Common Stock of the Company if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, and (ii) the undersigned does not voluntarily effect any public filing or report or other public notice regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the Representatives may extend, by written notice to the Company, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with the notice section of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned may exercise options or warrants to purchase Common Stock that are outstanding on the date of this Agreement, provided, in such case, that the shares of Common Stock issued upon exercise shall remain subject to this Lock-up Agreement.

Notwithstanding the foregoing, nothing in this letter agreement shall restrict (a) the exchange of Company securities in connection with a split, reclassification or recombination of the Company’s shares; (b) the right of the Company to repurchase from the undersigned (or the right of the undersigned to sell or transfer to the Company) shares of Common Stock issued under the Company’s equity incentive plans or under agreements pursuant to which such shares were issued (or related agreements providing the Company with a right to purchase such shares or that the shares may be forfeited to the Company); (c) the undersigned, at any time, from (i) sales of securities pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of securities of the Company, that is effective prior to the date of the Underwriting Agreement, or (ii) entering into a written plan meeting the requirements

Exhibit A

of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold or otherwise transferred in manner prohibited by this letter agreement until the Lock-Up Period (as may be extended pursuant to this letter agreement) has expired, and provided, further, that the undersigned shall give written notice to the Company prior to entering into such plan; or (d) any transfers of Common Stock for the purpose of satisfying the exercise price and/or tax withholding obligations upon exercise of stock options outstanding on the date of this lock-up agreement (which, for the avoidance of doubt, shall not include “cashless” exercise programs involving a broker or other third party), provided, that any disclosure of such transfer shall specify that such transfer is for the purpose of net share settlement.

This letter agreement shall automatically terminate upon (a) the termination of the Underwriting Agreement prior to the payment for and delivery of the Shares, (b) the date that either the Company, the Selling Stockholders or the Representatives provides written notice to the other that it has determined not to proceed with the proposed public offering and, with respect to the Company or the Selling Stockholders, is terminating this letter agreement on behalf of all of the Company’s holders of Lock-Up Securities, provided that the Company, the Selling Stockholders and the Representatives shall not have executed the Underwriting Agreement on or prior to such date. Notwithstanding anything herein to the contrary, this letter agreement shall lapse and become null and void if the closing of the offering shall not have occurred on or before December 20, 2013.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,
Signature:

Name:

Exhibit A

Exhibit B

Officers and Directors Executing Lock-Up Agreement

Gregory R. Liberman

Jonathan B. Bulkeley

Benjamin Derhy

Peter L. Garran

Michael A. Kumin

Thomas G. Stockham

Gregory J. Franchina

Joshua A. Kreinberg

Brett A. Zane

Exhibit B

ANNEX A

FORM OF CERTIFICATES OF THE SELLING STOCKHOLDERS

SELLING STOCKHOLDERS’ CERTIFICATE

The undersigned hereby certifies, in [his/her] capacity as the [Title] of [the Selling Stockholder] and not in [his/her] individual capacity, pursuant to Section 8(o) of the Underwriting Agreement, dated as of             , 2013, among the Company, the several underwriters named in Schedule I attached thereto and the Selling Stockholders named in Schedule II annexed thereto (the “Underwriting Agreement”), that:

(a) The representations and warranties of the Selling Stockholders in the Underwriting Agreement are true and correct in all material respects as if made on and as of the Closing Time or the relevant Date of Delivery, as the case may be.

(b) The Selling Stockholders have performed in all material respects all covenants and agreements under the Underwriting Agreement on its part to be performed or satisfied at or prior to the Closing Time or the relevant Date of Delivery, as the case may be.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this             , 2013.

Name:
Title:

ANNEX A